UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549




                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported)			July 15, 2001



                                    37POINT9
              (Exact Name of Registrant as Specified in Charter)


          Nevada                   			000-29989               		86-0889096
(State or other jurisdiction        	(Commission             	(IRS Employer
    of Incorporation)              		File Number)         		Identification No.)



              27349 Jefferson Avenue Ste. 200 Temecula, CA 92590
      (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:       (909) 296-9945


         2950 Flamingo Rd., Suite F, Las Vegas, NV                89121
         (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

     On June 11, 2001, the Company and Cerno Holdings, Ltd. a privately held Nevada Corporation, opened informal negotiations regarding the Company's possible purchase of Cerno Holdings, Ltd. assets. On June 19, 2001, the parties executed a written agreement whereby the Company purchased all of the assets of Cerno Holdings, Ltd., in exchange for thirty five million shares of the Company's common stock bearing a restrictive legend under Rule 144 of the Securities and Exchange Act of 1933. The subject thirty five million shares amounts to 51% of the outstanding voting securities of the Company.

     The consideration tendered by Cerno Holdings, Ltd., to acquire the subject thirty five million restricted shares of common stock, consisted of intellectual property owned by it under an exclusive license between Aquagiene Products Unlimited, Inc., a privately held Nevada Corporation and wholly owned subsidiary of Cerno Holdings, Ltd., and Magna IV, Ltd, a privately held Nevada Corporation. Specifically, the intellectual property consisted of patents, trademarks and trade secrets related to the design, manufacture and production of a bidet unit. Also, Cerno Holdings, Ltd. produced contracts for the marketing and sale of the bidet product, and for facilities and tooling to manufacture it.

     The purchase agreement between the Company and Cerno Holdings, Ltd. closed on July 15, 2001. Prior to the closing, on June 13, 2001, Andrew Austin resigned as a member of the Board of Directors and John Rolls was nominated and voted in as a Director and Secretary of the Board of Directors. On July 6, 2001, Douglas Brown was elected a Director and President of the Company effective on the date of the closure of the purchase agreement between the Company and Cerno Holdings, Ltd. Effective July 15, 2001, Director Ray Warren resigned as a member of the Board of Directors. Charles Kallmann was voted in as Director and Chairman of the Board of Directors, and Director Tom Warren resigned as a member of the Board of Directors.

Item 2. Acquisition or Disposition of Assets.

     On June 11, 2001, the Company entered into informal negotiations to acquire the assets of Cerno Holdings, Ltd., a privately held Nevada Corporation. On June 19, 2001, the Company and Cerno Holdings, Ltd. entered into a written agreement whereby the Company would purchase all of the assets of Cerno Holdings, Ltd., in exchange for the payment of thirty five million shares of restricted securities in the Company. The purchase agreement contained a number of conditions precedent to closure, including the unanimous consents of each party's board of directors, and the delivery, satisfactory to the Company's Board of Directors, of exhibits from Cerno Holdings, Ltd. describing the exact assets to be transferred to the company via the purchase agreement.

     On July 15, 2001, Cerno Holdings, Ltd. produced the necessary informational exhibits to the Company which listed and described the assets of Cerno Holdings, Ltd.

that would be transferred to the Company as consideration for the pending purchase agreement. Specifically, the assets consisted of items of intellectual property, including patents, trademarks and trade secrets related to the production and manufacturing of a bidet product owned by Cerno Holdings, Ltd. under an exclusive license between Aquagiene Products Unlimited, Inc., a privately held Nevada Corporation and wholly owned subsidiary of Cerno Holdings, Ltd., and Magna IV, Ltd., a privately held Nevada Corporation. Additionally, Cerno Holdings, Ltd. produced contracts for the marketing and sale of the bidet product, and for facilities and tooling to manufacture it.

     Thereafter, on July 15, 2001, and after review of the information provided by Cerno Holdings, Ltd. to the Company's Board of Directors, the Company's Board of Directors voted in favor of completion of the purchase of the Cerno Holdings, Ltd. assets, and the issuance of thirty five million restricted shares of stock to Cerno Holdings, Ltd. in consideration therefore, and to any take action to close the transaction.

Items 3, 4, Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

     As of July 15, 2001, the Company changed its address. The Company's new address is: 27349 Jefferson Avenue Ste. 200 Temecula, CA 92590.

     By letter dated July 29, 2001, the Company notified NeoNet Marketing
Group and the Ace Capital Group of its intent to rescind the previous letter of intent executed on April 11, 2001.

Items 6, Not Applicable.

Item 7. Financial Statements and Exhibits.

     To be filed within 60 days of the filing of this Form 8-K, as provided by the Securities Exchange Act of 1934.

Items 8, 9, Not Applicable.

                               SIGNATURES

Date: July 30, 2001                             37POINT9

                                                /s/ CHARLES KALLMANN
                                                ----------------------------
                                                Charles Kallmann,
                                                Chairman, Board of Directors